As filed with the Securities and Exchange Commission on February 27, 2004
                                                      Registration No. 333-_____
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                NETRATINGS, INC.
               (Exact name of issuer as specified in its charter)


                 Delaware                                  77-0461990
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

       890 Hillview Court, Suite 300
           Milpitas, California                               90405
 (Address of Principal Executive Offices)                  (Zip Code)


                        NetRatings, Inc. 1998 Stock Plan
                            (Full title of the plan)

                                 William Pulver
                      President and Chief Executive Officer
                                NetRatings, Inc.
                        120 West 45th Street, 35th Floor
                            New York, New York 10036
                                 (212) 703-5900
            (Name, address and telephone number of agent for service)
                                   Copies to:

      Alan Shapiro, Esq.                         Kenneth L. Henderson, Esq.
      NetRatings, Inc.                           Bryan Cave LLP
      120 West 45th Street, 35th Floor           1290 Avenue of the Americas
      New York, New York 10036                   New York, New York  10104




                                              CALCULATION OF REGISTRATION FEE

================================ ==================== ======================= ===================== ====================
         Title of Each                                    Proposed Maximum       Proposed Maximum
      Class of Securities             Amount to be         Offering Price       Aggregate Offering        Amount of
       to be Registered                Registered           Per Share(1)             Price(1)          Registration Fee
-------------------------------- -------------------- ----------------------- --------------------- --------------------
Common Stock, par value $.001         1,000,000(2)           $10.75                $10,750,000            $1,362.02
per share
================================ ==================== ======================= ===================== ====================

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on February 24, 2004, as reported on the Nasdaq National Market.
(2) The shares covered by this Registration Statement represent the common stock issuable to participants under the Registrant's 1998 Stock Plan, as amended. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the options covered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.  Plan Information; Registrant Information and Employee Plan
                Annual Information.

     The document(s) containing the information specified in the instructions to
Part I of Form S-8 will be sent or given to participants in the 1998 Stock Plan as specified by Rule 428(b)(1). In addition, the statement required to be made pursuant to Item 2 of Part I to Form S-8 shall be contained in the Section 10(a) prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by NetRatings, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

1.   Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

2. Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003, and September 30, 2003.

3. Description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, File No. 000-27907, filed on November 2, 1999.

     All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL"), Article IX of the Company's Amended and Restated Certificate of Incorporation and Article VI of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Article IX of the Amended and Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by law in accordance with the Company's By-laws. Additionally, Article IX of the Amended and Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any act related to the unlawful stock repurchase or payment of a dividend under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the Company's By-laws provides mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding. Such indemnification rights shall include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company. In addition, the Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1      NetRatings, Inc. 1998 Stock Plan, as amended.

5.1 Opinion of Bryan Cave LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1     Consent of Independent Auditors.

23.2     Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1     Power of Attorney (included on signature page).

Item 9.  Undertakings.

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of February 2004.

                                    NETRATINGS, INC.


                                    By: /s/ William Pulver
                                        -----------------------
                                        William Pulver
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William Pulver and Todd Sloan, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                        Title                       Date
            ----                        -----                       ----

/s/ William Pulver          President, Chief Executive        February 26, 2004
--------------------------  Officer and Director
William Pulver              (Principal Executive Officer)

/s/ Todd Sloan              Executive Vice President          February 26, 2004
--------------------------  Corporate Development, Chief
Todd Sloan                  Financial Officer and Secretary
                            (Principal Financial and
                             Accounting Officer)

/s/ John A. Dimling         Chairman of the Board             February 26, 2004
--------------------------
John A. Dimling

/s/ Michael P. Connors      Director                          February 26, 2004
--------------------------
Michael P. Connors

/s/ Jeffrey E. Epstein      Director                          February 26, 2004
--------------------------
Jeffrey E. Epstein

/s/ James J. Geddes, Jr.    Director                          February 26, 2004
--------------------------
James J. Geddes, Jr.

/s/ David H. Harkness       Director                          February 26, 2004
--------------------------
David H. Harkness

/s/ Arthur F. Kingsbury     Director                          February 26, 2004
--------------------------
Arthur F. Kingsbury

/s/ Thomas A. Mastrelli     Director                          February 26, 2004
--------------------------
Thomas A. Mastrelli

/s/ D. Scott Mercer         Director                          February 26, 2004
--------------------------
D. Scott Mercer

                                  EXHIBIT INDEX

No.              Document
---              --------

4.1    NetRatings, Inc. 1998 Stock Plan, as amended.

5.1 Opinion of Bryan Cave LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1   Consent of Independent Auditors.

23.2   Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1   Power of Attorney (included on signature page).